Exhibit 3.5

LIMITED LIABILITY COMPANY AGREEMENT
OF
MOUNT LOGAN CAPITAL INTERMEDIATE LLC

Table of Contents
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This LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) is dated as of [●], 2025 (the “Effective Date”), relates to Mount Logan Capital Intermediate LLC, a Delaware limited liability company (the “Company”), and the members of the Company (each a “Member” and, collectively, the “Members”). Capitalized terms used herein have their respective meanings as set forth in Section 1.01.
BACKGROUND
WHEREAS, the Company was initially formed as a corporation under the laws of Ontario, Canada with the name "Mount Logan Capital Inc." (the “Canadian Corporation”);
WHEREAS, all approvals to domesticate the Canadian Corporation as a Delaware limited liability company (including the approval of this Agreement) have been obtained, and on the date hereof the Canadian Corporation has domesticated as the Company in accordance with Section 18-212 of the Delaware Act and other applicable law (the “Domestication”); and
WHEREAS, the Company and the Initial Managers (as defined hereinafter) desire to enter into this Agreement to set forth the rights, powers and interests of the Members with respect to the Company and the Membership Interests therein, and to provide for the management of the business and operations of the Company.
ARTICLE I

Defined Terms
SECTION 1.01.    Definitions.
(a)    Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.
“Affiliate” means, with respect to any Person, any Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person.
“Business Day” means any day other than a Saturday, a Sunday or any other day on which commercial banks are authorized not to be open for business or required to do so under the laws of the United States, the State of New York or Toronto, Ontario, Canada.
“Capital Contribution” means any capital contribution made to the Company by a Member of the Company
“Certificate of Domestication” means the Certificate of Domestication of the Canadian Corporation as the Company filed on the date hereof with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.
“Certificate of Formation” means the Certificate of Formation of the Company filed on the date hereof, and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.
“Code” means the Internal Revenue Code of 1986, as amended.
“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting interests or capital stock, by contract or otherwise.
“Delaware Act” means the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et. seq.), and any successor statute, as amended from time to time.

“DGCL” means the General Corporations Law of the State of Delaware, as the same may be amended from time to time.
“Dissenting MLC Shareholders” refers to Registered MLC Shareholders who have duly and validly exercised their Dissent Rights in strict compliance with the Dissent Procedures and whose Dissent Rights have not been withdrawn or waived;
“Dissent Procedures” refers to the procedures to be taken by an MLC Shareholder in exercising Dissent Rights;
“Dissent Rights” refers to the rights of dissent in respect of the Arrangement (as defined in the Merger Agreement) as contemplated in the Plan of Arrangement (as defined in the Merger Agreement);
“Distributions” means distributions of cash, Membership Interests, equity interests of Subsidiaries of the Company or other property made by the Company with respect to the Membership Interests.
“Equity Interests” means Membership Interests or other equity interests in or of the Company or any securities convertible into or exchangeable into Membership Interests or other equity interests in or of the Company.
“Membership Interests” means the Common Units.
“Merger Agreement” means the Agreement and Plan of Merger, dated as of January 16, 2025, among the Canadian Corporation, 180 Degree Capital Corp., Yukon New Parent, Inc., Polar Merger Sub, Inc. and Moose Merger Sub, LLC.
“Person” means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company or other legal entity or organization.
“Register,” “registered” and “registration” means a registration effected by preparing and filing a registration statement with the SEC in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement by the SEC.
“Registered MLC Shareholder” means a person or entity whose name appears on the books and records of the Canadian Corporation as a holder of MLC Common Shares.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
“Subsidiary” means, with respect to any Person, another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person.
“Transfer” means, as to any Equity Interests, to directly or indirectly transfer, sell, assign, bequeath, gift, exchange, hypothecate, pledge, charge or otherwise encumber or dispose of, with or without consideration, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise, such Equity Interests.
“Transferor” means a transferor of Membership Interests.
(b)    The following terms are defined in the Sections indicated:

SECTION 1.02.    Terms and Usage Generally.
All references herein to an “Article”, “Section” or “Schedule” shall refer to an Article or a Section of, or a Schedule to, this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The word “or” as used in this Agreement shall not be exclusive. The words “hereto”, “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to “dollars” or “$” in this Agreement will be deemed references to the lawful money of the United States of America. Except to the extent otherwise provided herein, any reference in this Agreement to a “day” or a number of “days” (without explicit reference to “Business Day”) shall be interpreted as a reference to a calendar day or number of calendar days. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein shall mean such agreement, instrument or statute as from time to time amended, modified or supplemented (in each case in compliance with this Agreement, to the extent applicable), including (in the case of agreements or instruments) by waiver or consent in writing and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.
ARTICLE II

Formation and Business of the Company
SECTION 2.01.    Company Name; Domestication.
The name of the Company is “Mount Logan Capital Intermediate LLC”. Effective as of the time of the Domestication (the “Domestication Effective Time”), (i) the Articles of Arrangement of the Canadian Corporation dated October 19, 2018, as amended; and the Amended and Restated By-law No. 1 of the Canadian Corporation enacted on May 23, 2022, each in effect on the date hereof immediately prior to the Domestication Effective Time, are replaced and superseded in their entirety by this Agreement and the Certificate of Formation in respect of all periods beginning on or after the Domestication,(ii) subject to Section 4.01, each director of the Canadian Corporation immediately prior to the Domestication Effective Time will become a manager of the Company (such managers, the “Initial Managers”), (iii) each issued and outstanding common share in the capital of the Canadian Corporation (each, an “MLC Common Share”) (other than MLC Common Shares held by Dissenting MLC Shareholders) is hereby converted into one Common Unit; (iv) each outstanding common share purchase warrant of the Canadian Corporation entitling the holder thereof to acquire, upon due exercise, MLC Common Shares upon payment of the applicable exercise price will be deemed to be a Common Unit purchase warrant of the Company, exercisable to receive an equal number of Common Units in accordance with the terms thereof; (v) each outstanding restricted share unit of the Canadian Corporation entitling the holder thereof to receive, in accordance with the terms thereof, an MLC Common Share will be deemed to be a restricted Common Unit entitling the holder thereof to receive, in accordance with the terms thereof, a Common Unit; (vi) each outstanding dividend equivalent unit of the Canadian Corporation entitling the holder thereof to receive, in accordance with the terms thereof, an MLC Common Share will be deemed to be a dividend equivalent unit of the Company entitling the holder thereof to receive, in accordance with the terms thereof, a Common Unit, and (vii) each holder of an MLC Common Share immediately prior to the Domestication Effective Time (other than Dissenting MLC Shareholders) is hereby admitted as a member of the Company. Any certificates evidencing MLC Common Shares issued by the Canadian Corporation and outstanding immediately prior to the Domestication Effective shall be surrendered to the Company and shall be canceled on the books and records of the Canadian Corporation.
SECTION 2.02.    Purpose and Powers.

The Company has been formed for the object and purpose of, and the nature of the business to be conducted by the Company is, engaging in any act or activity for which limited liability companies may be formed under the Delaware Act, including effectuating the merger of Moose Merger Sub, LLC with and into the Company, with the Company being the surviving company (the “Company Merger”). Notwithstanding any other provision of this Agreement or any duty otherwise existing at law or in equity, the Merger Agreement, and the Company Merger and other transactions contemplated by the Merger Agreement, are hereby approved and authorized in all respects (it being acknowledged and agreed that the Company, as a continuation of the existence of the Canadian Corporation in the form of a Delaware limited liability company, is a party to the Merger Agreement (with the Company being “MLC” under the Merger Agreement for all purposes)), all on such terms as the Manager shall determine, and no Member, in their capacity as a member of the Company, or any other person or entity other than the Manager, shall have any approval or consent rights with respect thereto following the Domestication Effective Time. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes set forth in this Section 2.02.
SECTION 2.03.    Registered Agent and Office.
The registered agent for service of process is, and the mailing address for the registered office of the Company in the State of Delaware is [●]. Such agent and such office may be changed from time to time by the Manager.
SECTION 2.04.    Principal Place of Business.
The principal place of business of the Company shall be located at such address as the Manager shall specify from time to time.
SECTION 2.05.    Authorized Persons.
Each Officer (and any agent as may from time to time be designated by any Officer for such purpose) is hereby designated as an authorized person, within the meaning of the Delaware Act, to act individually or collectively, in connection with executing, delivering and causing to be filed, if and when approved by the Manager, any amendments to, or restatements of, the Certificate of Formation adopted in accordance with the terms of this Agreement and, if and when approved by the Manager, any other certificates (and any amendments or restatements thereof) permitted or required to be filed with the Secretary of State or that are necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.
SECTION 2.06.    Term.
The Company shall continue perpetually unless the Company is dissolved in accordance with Section 6.04.
SECTION 2.07.    Books and Records.
At all times during the continuance of the Company, the Company shall maintain or cause to be maintained, at its principal place of business, separate books and records for the Company.
ARTICLE III

Members
SECTION 3.01.    Members.

After the date of this Agreement, a Person admitted as a Member (such Person, an “Additional Member”) shall be subject to this Agreement.
SECTION 3.02.    Powers of Members.
Members shall not have the authority to transact any business in the Company’s name or bind the Company by virtue of their status as Members. Members shall have those rights and powers granted to Members pursuant to this Agreement.
SECTION 3.03.    Membership Interests.
(a)    The Membership Interests shall for all purposes be personal property in accordance with Section 18-701 of the Delaware Act. No holder of a Membership Interest or Member shall have any right, title or interest in specific Company assets, including any assets contributed to the Company by such Member as part of any capital contribution. Each Member waives any and all rights that it may have to maintain an action for partition of the Company’s property.
(b)    The limited liability company interests in the Company shall consist of a single class of common units (“Common Units”). The Members and the Membership Interests shall have the rights, preferences, privileges, restrictions and obligations set forth in this Agreement. Membership Interests may be issued in whole or fractional interests.
(c)    Any Membership Interests may be certificated or uncertificated, as determined by the Manager but at the outset they will be uncertificated.
(d)    No Member shall be obligated to make additional Capital Contributions to the Company; provided that, to the extent required by law, each Member shall be required to return to the Company amounts previously distributed to such Member by the Company.
SECTION 3.04.    Voting Rights.
Except as specifically provided herein or otherwise required by applicable law, for all purposes hereunder or under the Delaware Act with respect to which the Members are required to act, including for purposes of Article IV, each Member will be entitled to two (2) votes per Common Unit held by such Member. All actions required or permitted to be taken hereunder by the Members shall be decided by a “majority of the votes cast” (as defined herein) . The Members shall vote together as a single class on all matters on which they are entitled to vote. The Company shall provide prior written notice to all Members of any meeting at which a vote will be held, which notice shall describe the business to be considered, the actions to be taken and the matters to be voted on at the meeting in reasonable detail. At any meeting of the Members, the presence of two Members holding five percent (5%) of the Common Units entitled to vote shall constitute a quorum. Any action permitted or required to be taken by the Members may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by all the Members entitled to vote that would be sufficient to approve an action if consented to at a meeting of the Members. Within three (3) Business Days of the taking of action by Members without a meeting by less than unanimous written consent, the Company shall provide written notice of the taking of such action to those Members entitled to vote in respect of such action who have not consented in writing to the taking of such action, which notice shall describe the actions taken in reasonable detail. Notwithstanding the foregoing, pursuant to Section 18-209(b) of the Delaware Act, the Members shall not have any voting, consent or other approval rights with respect to the Company Merger (and the approval of the Manager shall be the only approval required to effect the Company Merger). For purposes of this Section 3.04, a “majority of the votes cast” means that the number of Common Units voted “for” an action exceeds the number of votes cast “against” that action.

ARTICLE IV

Governance
SECTION 4.01.    Manager.
(a)    Immediately following the Domestication Effective Time, without requiring further action by any party or parties, the Initial Managers, other than Edward Goldthorpe, will automatically cease to be managers of the Company and Edward Goldthorpe will automatically become the sole manager (the “Manager”) of the Company.
(b)    The business and affairs of the Company shall be managed by the Manager. The Manager shall have, to the fullest extent permitted by the Act, full and complete authority, power and discretion to direct, manage and control the business, affairs and properties of the Company, to make all decisions regarding such matters and to perform any and all acts and to engage in any and all activities necessary, customary or incident to the management of the business, affairs and properties of the Company. The Manager shall have authority to execute on behalf of the Company all contracts, deeds, mortgages, bonds, contracts, leases and all other documents, agreements and instruments.
(c)    Notwithstanding Section 3.04 or anything to the contrary in this Agreement, the Manager shall have sole authority to approve the Company Merger on behalf of the Company for all purposes, including any required approvals under this Agreement or the Delaware Act (including Section 18-209(b) of the Delaware Act), and the Manager shall cause the Company to effectuate the Company Merger, conditioned upon the prior completion of the Company Domestication.
SECTION 4.02.    Officers.
(a)    Appointment of Officers. The Manager may appoint individuals as officers of the Company (“Officers”), which may include (i) a chairman of the Company, (ii) a chief executive officer, (iii) a president, (iv) a chief financial officer, (v) a secretary, (vi) a treasurer and (vii) such other Officers (such as any number of vice presidents) as the Manager deems advisable. No Officer need be a Member. An individual can be appointed to more than one office. Each officer of the Canadian Corporation immediately prior to the Domestication Effective Time hereby continues as an Officer of the Company with the same title as such person held with respect to the Canadian Corporation.
(b)    Duties of Officers Generally. The Officers will have such powers and duties as are prescribed by the Manager or this Agreement or as set forth in any applicable employment agreement to which the Company or any of its Subsidiaries is a party. Under the direction of and, at all times, subject to the authority delegated by the Manager and subject to the terms of any applicable employment agreement to which the Company or any of its Subsidiaries is a party, the Officers will manage and control the day-to-day business, operations and affairs of the Company in the ordinary course of its business, make decisions affecting the day-to-day business, operations and affairs of the Company in the ordinary course of its business and take all such actions as they deem necessary or appropriate to accomplish the foregoing, in each case, unless the Manager has previously restricted (specifically or generally) such powers. Any Officer will have the power and authority to delegate to any agents or employees of the Company rights and powers of such Officer to manage and control the day-to-day business, operations and affairs of the Company in the ordinary course of its business, as such Officer may deem appropriate from time to time, in each case, unless the Manager has previously restricted (specifically or generally) such powers.
(c)    Authority of Officers. Subject to Section 4.02(b), with respect to all matters within the ordinary course of business of the Company, any Officer will have the right, power and authority to transact business in the name of the Company or to act for or on behalf of or to bind the Company. With respect to such matters, third parties dealing with the Company may rely conclusively upon any certificate of any Officer to the effect that such Officer is acting on behalf of the Company.

(d)    Removal, Resignation and Filling of Vacancy of Officers. Subject to the terms of any applicable employment agreement to which the Company or any of its Subsidiaries is a party, the Manager may remove any Officer, for any reason or for no reason, at any time. Any Officer may resign at any time by giving written notice to the Company, and such resignation will take effect on the date of receipt of that notice or any later time specified in that notice; provided, that unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective. Any such resignation will be without prejudice to the rights, if any, of the Company or such Officer under this Agreement. A vacancy in any office because of death, resignation, removal or otherwise will be filled in the manner prescribed in this Agreement for regular appointments to that office.
(e)    Compensation of Officers. The Officers will be entitled to receive compensation from the Company if and as determined by the Manager, subject to the terms of any applicable employment agreement.
SECTION 4.03.    Performance of Duties; Liability of the Manager and Officers.
(a)    In performing his or her duties, each of the Manager and the Officers will be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports, or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid), of the following other Persons or groups: (a) one or more officers or employees of the Company or its Subsidiaries; (b) any attorney, independent accountant, or other Person employed or engaged by the Company or its Subsidiaries; or (c) any other Person who has been selected with reasonable care by or on behalf of the Company or its Subsidiaries, in each case as to matters which such relying Manager or Officer reasonably believes to be within such other Person’s professional or expert competence. The preceding sentence will in no way limit any Manager’s or Officer’s right to rely on information to the extent provided in Section 18-406 of the Delaware Act. No individual who is a Manager or an Officer will be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Manager or an Officer.
(b)    Notwithstanding anything to the contrary in this Agreement or at law or in equity, including but not limited to the Delaware Act, each Member agrees that any fiduciary duty imposed under Delaware law (including the duty of loyalty and the duty of care) on the Members, the Officers or the Manager shall be defined, limited and eliminated as provided in this Section 4.03(b). Notwithstanding any other provision of this Agreement or any duty otherwise existing at law or in equity, to the maximum extent permitted by applicable law, including Section 18-1101(c) of the Delaware Act, each Member, each Officer and the Manager (in his, her or its capacity as such) shall not owe any fiduciary duties to the Company, the other Members or any other Person; provided, however, that each Member, each Officer and the Manager shall act in accordance with the implied contractual covenant of good faith and fair dealing.
(c)    No Member nor any of their respective Affiliates or any of their respective direct or indirect equityholders, nor the Manager shall be obligated (and shall have no fiduciary or other duty) to present any corporate opportunity to the Company or any other Member or any of their respective Affiliates, even if the corporate opportunity is one of the character that, if presented to the Company could be taken by the Company or any of its Subsidiaries, and such Members, Affiliates and the Manager shall have the right to hold any such corporate opportunity for its own account or to recommend the same to Persons other than the Company, its Subsidiaries or its Members. Such Members, Affiliates and the Manager shall have the right: (i) to directly or indirectly engage in any business (including any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company or any of its Subsidiaries); and (ii) to directly or indirectly do business with any client, licensor or customer of the Company or any of its Subsidiaries. None of such Members, Affiliates or any of their respective direct or indirect equityholders, or the Manager, shall be liable to the Company or its Members for breach of any duty (contractual, fiduciary or otherwise) by reason of any activities or omissions of the types referred to in this Section 4.03(c) or of any such Person’s participation therein, and, for the avoidance of doubt, none of such Persons shall have any obligation (contractual, fiduciary or otherwise) to take any action that would reduce such Person’s governance rights in the Company. For the avoidance of doubt, the provisions of this Section 4.03(c) are in furtherance (and not in limitation) of the elimination of fiduciary duties set forth in Section 4.03(b) of this Agreement.
SECTION 4.04.    Indemnification; Exculpation.
(a)    Except to the extent provided in the Delaware Act, neither the Manager nor any Member shall have any personal liability for the debts, obligations or liabilities of the Company.
(b)    To the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Person (hereinafter, an “Indemnitee” or “Covered Person”) who was or is made a party or is threatened to be made a party to or is otherwise involved in any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative or otherwise, of any kind or nature whatsoever, that is in any way related to or arising out of this Agreement, the Company or the management or administration of the Company or in connection with the business or affairs of the Company (hereinafter, a “Covered Matter”) by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Manager, an Initial Manager or an Officer, or is or was serving at the request of the Company as a manager, director, officer or fiduciary of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise, against all expense, liability and loss (including attorneys’ and accountants’ fees, judgments, fines, penalties, costs of investigation and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, that except as provided in Section 4.04(d) with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Manager. In addition, no Covered Person shall be entitled to be indemnified if and to the extent any such expense, liability or loss was determined, in a final adjudication from which there is no further right to appeal, to be caused by (i) any act or omission that constitutes actual fraud or willful misconduct (“Disabling Conduct”).
(c)    The right to indemnification conferred in Section 4.04(b) shall include the right to be paid by the Company the expenses (including reasonable attorney’s fees) incurred in defending any such Covered Matter as such expenses are incurred by such Indemnitee and in advance of its final disposition; provided, that an advancement of expenses incurred by an Indemnitee shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final adjudication from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section 4.04(c). Such undertaking shall be an unlimited, unsecured general obligation of an Indemnitee, and shall be accepted without reference to such Indemnitee’s ability to make repayment. The rights to indemnification and to the advancement of expenses conferred in Section 4.04(b) and this Section 4.04(c) shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to fall within the definition of “Indemnitee” and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any repeal or modification of any of the provisions of this Section 4.04 shall not adversely affect any right or protection of an Indemnitee existing at the time of such repeal or modification.
(d)    The rights to indemnification and to the advancement of expenses conferred in this Section 4.04 shall not be exclusive of any other right which any Indemnitee may have or hereafter acquire under any statute, this Agreement, any other agreement, any action of the Manager or otherwise. However, no Indemnitee shall be entitled to indemnification by the Company by virtue of the fact that such Person is actually indemnified by another entity, including an insurer.
(e)    The Company may, to the extent authorized from time to time by the Manager, maintain insurance in an amount reasonably satisfactory to the Manager, at the Company’s expense, to protect itself and any Member, Manager, Officer, employee or agent of the Company or its Subsidiaries, any other Indemnitee or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under the Delaware Act.

(f)    The Company may, to the extent authorized from time to time by the Manager, grant rights to indemnification and to the advancement of expenses to any Persons who are not mandatorily entitled to indemnification and to advancement of expenses under this Section 4.04 and grant rights to indemnification and to the advancement of expenses in addition to those granted in this Section 4.04.
(g)    The Company acknowledges that the Manager or certain Officers may have certain rights to indemnification, advancement of expenses and/or insurance provided by other sources with respect to the Manager’s or an Officer’s association with the Company and its Subsidiaries (collectively, the “Other Indemnitors”). For the avoidance of doubt, Other Indemnitors shall not include the insurer issuing directors and officers indemnity insurance coverage to the Company and/or its Subsidiaries or any other direct insurer of the Company or its Subsidiaries with respect to policies issued to the Company or its Subsidiaries. Notwithstanding the existence of any Other Indemnitor with respect to the Manager or any Officer, (i) the Company or the applicable Subsidiary shall be the indemnitor of first resort (i.e., the Company’s or the applicable Subsidiary’s obligations for indemnification and advancement of expenses to the Manager and the Officers are primary and any obligations of any Other Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Manager or any Officer are secondary) and (ii) the Company or the applicable Subsidiary shall be required to advance the full amount of expenses incurred by the Manager or any Officer and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the greatest extent legally permitted and as required by the terms of the Company’s or the applicable Subsidiary’s certificate of formation and operating Agreement (or other applicable governing documents or any other Agreement between the Company or the applicable Subsidiary, on the one hand, and the Manager or any Officer, on the other hand), without regard to any rights the Manager or any Officer may have against any Other Indemnitors. No advancement or payment by any Other Indemnitor on behalf of the Manager or any Officer with respect to any claim for which the Manager has sought indemnification from the Company or any Company Subsidiary shall affect any of the provision of this Section 4.04(g), and the Other Indemnitors shall have a right of contribution or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Manager or any Officer against the Company or any applicable Subsidiary. The Other Indemnitors shall be express third party beneficiaries of the terms of this Section 4.04(g).
(h)    A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of assets, liabilities, profits or losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.
(i)    To the fullest extent permitted by applicable law, no Indemnitee shall be liable to the Company, any Member or any other Person who is bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnitee, except that the foregoing shall not eliminate any liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.1
ARTICLE V

Tax Matters
SECTION 5.01.    Fiscal Year.
Each of the fiscal year and the taxable year of the Company shall end on December 31 of each calendar year; provided, that the taxable year of the Company shall end on a different date if required by applicable law.
SECTION 5.02.    Treatment for Tax Purposes.
1 Consider – we did not otherwise a see a standard exculpation provision in this Agreement.

The Manager shall, for and on behalf of the Company, take all steps as may be required to establish, effective as of the date of the Domestication, and maintain the Company’s classification as an association taxable as a corporation for U.S. federal and applicable state and local income tax purposes, including, but not limited to, making any required election under Treasury Regulations Section 301.7701-3(a) and under any corresponding provision of state or local law. The Manager is authorized, within the meaning of Treasury Regulations Section 301.7701-3(c)(2)(i)(B) to make the election referred to in the previous sentence.
SECTION 5.03.    Distributions.
The holders of Common Units shall be entitled to receive distributions, if, as and when declared by the Manager out of the assets of the Company properly applicable to the payment of dividends, in such amounts and payable at such times and at such place as the Manager may, from time to time, determine.
SECTION 5.04.    Tax Withholding.
To the extent the Manager determines in good faith that the Company is required by law to withhold or to make tax payments on behalf of or with respect to any Member (“Tax Advances”), the Manager may withhold such amounts from distributions otherwise payable to such Member and make such tax payments as so required.  Such Tax Advances shall be treated as having been distributed to such Member for all purposes of this Agreement.
ARTICLE VI

Transfer of Membership Interests
SECTION 6.01.    Transfer of Membership Interests Generally.
Any Transfer and Additional Member shall be subject to the terms of this Agreement.
SECTION 6.02.    Securities Law Matters.
All Members acknowledge that any Transfer shall require Registration under United Stated Federal or state securities or blue sky laws or an exemption from registration under such laws.
SECTION 6.03.    Dissolution.
The Company shall dissolve upon the first to occur of the following: (a) the determination by the Manager; (b) at any time there are no Members unless the Company is continued without dissolution in accordance with the Delaware Act; and (c) the entry of a decree of dissolution under Section 18-802 of the Delaware Act. The Company shall terminate when all its assets, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members and the Certificate of Formation shall have been canceled in the manner required by the Delaware Act.
SECTION 6.04.    Liquidation.
The holders of Common Units (in their capacity as such) shall be entitled, in the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its Members for the purpose of winding-up its affairs, to share ratably, in such assets of the Company as are available for distribution.
ARTICLE VII

Miscellaneous

SECTION 7.01.    Waiver.
Failure or delay by any party hereto to enforce any covenant, duty, Agreement, term or condition of this agreement, or to exercise any right hereunder, shall not be construed as thereafter waiving such covenant, duty, term, condition or right. The waiver by the Company or its Members of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
SECTION 7.02.    Cumulative Remedies.
The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.
SECTION 7.03.    Parties in Interest.
This Agreement shall be binding upon and inure to the benefit of all the parties hereto and their successors and assigns, and their legal representatives. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Manager, the Members or their respective permitted successors or assigns or, to the extent provided by this Agreement, the Indemnitees and the Members’ respective Affiliates, any rights or remedies under or by reason of this Agreement. Except for the Indemnitees as provided herein, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditors of the Members, the Company or any of the Company’s Affiliates. No creditor who makes a loan to any Member, the Company or any of the Company’s Affiliates may have or acquire (except pursuant to the terms of a separate Agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in the Company’s profits, losses, dividends, capital or property other than as a secured creditor.
SECTION 7.04.    Headings.
The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.
SECTION 7.05.    Severability.
Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
SECTION 7.06.    Counterparts.
This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature or scanned signature sent via electronic mail.
SECTION 7.07.    Entire Agreement.
This Agreement contains the entire understanding of the Company and its Members with respect to the subject matter hereof and thereof. There are no agreements, representations,

warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties hereto that may have related to the subject matter hereof in any way.
SECTION 7.08.    Governing Law.
(a)    Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws, provisions or rules that would cause the application of laws of any jurisdiction other than the State of Delaware.
(b)    Consent to Jurisdiction and Service of Process; Appointment of Agent for Service of Process. THE COMPANY AND ITS MEMBERS HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (UNLESS THE FEDERAL COURTS HAVE EXCLUSIVE JURISDICTION OVER THE MATTER, IN WHICH CASE EACH PARTY CONSENTS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER SUCH ACTIONS OR PROCEEDINGS ARE BASED IN STATUTE, TORT, CONTRACT OR OTHERWISE), SHALL BE LITIGATED IN SUCH COURT. EACH PARTY HERETO (i) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURT FOR SUCH ACTIONS OR PROCEEDINGS, (ii) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (iii) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURT. EACH PARTY HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURT AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE COMPANY OR ITS MEMBERS SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY HERETO REFUSES TO ACCEPT SERVICE, EACH PARTY HERETO AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
(c)    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (III) IT MAKES SUCH WAIVER VOLUNTARILY; AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10(c).
SECTION 7.09.    Amendments.
This Agreement may be amended or waived from time to time by an instrument in writing approved by the Manager.

SECTION 7.10.    No Appraisal Rights.
Each Member understands and acknowledges that he, she or it shall not be entitled to any appraisal or dissenters rights with respect to any Equity Interests of the Company whether individually or as part of a class or group or investors.
SECTION 7.11.    Effective Time.
In accordance with Section 18-201(d) of the Delaware Act, this Agreement shall become effective at the Domestication Effective Time.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

MOUNT LOGAN CAPITAL INTERMEDIATE LLC

By:
Name:
Title:
[Signature Page to Mount Logan Capital Intermediate LLC Agreement]